EXHIBIT 99.1

Beta Bionics Announces Fourth Quarter and Full Year 2025 Financial Results and Introduces Annual Guidance for Full Year 2026

IRVINE, Calif., Feb. 17, 2026 (GLOBE NEWSWIRE) -- Beta Bionics, Inc. (Nasdaq: BBNX), a pioneering leader in the development of advanced diabetes management solutions, today reported its financial results for the quarter and year ended December 31, 2025 and introduced its annual guidance for the year ending December 31, 2026.

Fourth Quarter 2025 Financial Highlights & Key Metrics

  Net sales of $32.1 million, up 57% compared to $20.4 million in the fourth quarter of 2024.

    Durable Medical Equipment (DME) channel net sales of $22.3 million, up 24% compared to $18.0 million in the fourth quarter of 2024.
    Pharmacy Benefit Plan (PBP) channel net sales of $9.8 million, up 295% compared to $2.5 million in the fourth quarter of 2024.

  Gross margin of 59.0%, up 179 basis points compared to 57.2% in the fourth quarter of 2024.
  Installed customer base (calculated as all new patient starts over a rolling four-year period) of 35,011 users, up 129% compared to 15,298 in the fourth quarter of 2024.
  5,592 new patient starts, up 37% compared to 4,084 new patient starts in the fourth quarter of 2024.

    69% of new patient starts came from multiple daily injections (MDI).
    Low-30s percentage of new patient starts reimbursed through the PBP channel.

Full Year 2025 Financial Highlights & Key Metrics

  Net sales of $100.3 million, up 54% compared to $65.1 million in the prior year.

    DME channel net sales of $75.8 million, up 29% compared to $58.8 million in the prior year.
    PBP channel net sales of $24.4 million, up 287% compared to $6.3 million in the prior year.

  Gross margin of 55.4%, up 29 basis points compared to 55.1% in the prior year.
  19,713 new patient starts, up 52% compared to 12,994 new patient starts in the prior year.

    70% of new patient starts came from MDI.
    High-20s percentage of new patient starts reimbursed through the PBP channel.

Recent Strategic Highlights

  Completed first-in-human Phase 2a feasibility trial in New Zealand for the bihormonal system in development, including the glucagon asset, pump, and dosing algorithms.

    The company expects to initiate an additional Phase 2a feasibility trial in the first half of 2026 to prepare the system for the more advanced stages of development.
    Following completion of the Phase 2a feasibility trial, the company expects to progress to Phase 2b, which is anticipated to be a pivotal trial-enabling, more robust feasibility trial compared to previous Phase 2a trials.

“Beta Bionics exists to deliver solutions to people with diabetes that reduce burden, expand access, and ultimately improve outcomes at the population level. We believe our performance throughout 2025 is strongly indicative that we are on the right track. Beta Bionics has established itself as a key leader in the durable insulin pump market, as evidenced by our sales force productivity, pharmacy channel coverage, and gross margin profile,” said Sean Saint, Beta Bionics’ President and Chief Executive Officer. “The company continues to innovate rapidly on its R&D pipeline, including our Mint patch pump program and bihormonal program, the latter of which reached a critical milestone in Q4 upon completion of the first-in-human Phase 2a feasibility trial. As we look ahead to 2026, we believe the company is well-positioned to grow its leadership in the durable insulin pump market while advancing our pipeline initiatives that have clear potential to revolutionize care for people with diabetes in the years to come.”

2026 Full Year Guidance

  Estimated total revenue of approximately $130 million to $135 million
  Estimated 36% to 38% of new patient starts reimbursed through the PBP channel
  Estimated gross margin of 55.5% to 57.5%

Fourth Quarter 2025 Additional Financial Results

  Loss from operations of $16.1 million, or negative 50% of sales, compared to $13.0 million or negative 64% of sales in the fourth quarter of 2024.
  Net loss of $13.5 million, or negative 42% of sales, compared to $18.1 million or negative 89% of sales in the fourth quarter of 2024.
  Adjusted EBITDA(1) of negative $10.5 million, or negative 33% of sales, compared to negative $11.3 million or negative 55% of sales in the fourth quarter of 2024.
  $264.7 million in cash, cash equivalents, short and long-term investments as of December 31, 2025.

Full Year 2025 Additional Financial Results

  Loss from operations of $71.7 million, or negative 72% of sales, compared to $45.3 million or negative 69% of sales in the prior year.
  Net loss of $73.2 million, or negative 73% of sales, compared to $54.8 million or negative 84% of sales in the prior year.
  Adjusted EBITDA(1) of negative $52.8 million, or negative 53% of sales, compared to negative $37.7 million or negative 58% of sales in the prior year.

(1) See “Non-GAAP Financial Measures” below for additional information. A reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure can be found in Table E.

Webcast & Conference Call Details

Beta Bionics will host a conference call and concurrent webcast today at 4:30 pm Eastern Time (1:30 pm Pacific Time), to review the company’s fourth quarter and full year 2025 performance. The link to the webcast will be available on the Company’s website in the “Investors—Events & Presentations” section at https://investors.betabionics.com, and will be archived there for future replay. To access the live call by phone, please use the following link, which will provide you with dial-in details and a personal pin: https://register-conf.media-server.com/register/BI9e198d2306384b3c88c83ffa25a93bcc.

Non-GAAP Financial Measures

Beta Bionics, Inc. (the “Company”) prepares and presents the Company’s financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company believes adjusted EBITDA as a non-GAAP measure is useful in evaluating the Company’s operating performance and uses adjusted EBITDA to evaluate ongoing operations and for internal planning and forecasting purposes. The Company believes that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. A reconciliation is provided below for adjusted EBITDA to the most directly comparable financial measure stated in accordance with GAAP in Table E below.

The Company calculates adjusted EBITDA as net loss adjusted to exclude (i) depreciation expense, (ii) stock-based compensation expense, (iii) interest income, (iv) income tax expense, (v) change in fair value of warrant liabilities, (vi) litigation settlement and other related expense, and (vii) other non-recurring expense.

Some of the limitations of adjusted EBITDA include: (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future and (ii) although depreciation and amortization expense are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. The Company’s adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as the Company calculates the measure, limiting its usefulness as a comparative measure. In evaluating adjusted EBITDA, you should be aware that in the future the Company will incur expenses similar to the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating the Company’s performance, you should consider adjusted EBITDA alongside other financial performance measures, including the Company’s net loss and other GAAP results.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate the Company’s business. This non-GAAP measure has limitations as an analytical tool and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Therefore, this non-GAAP financial measure should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

About Beta Bionics

Beta Bionics, Inc. is a commercial-stage medical device company engaged in the design, development, and commercialization of innovative solutions to improve the health and quality of life of insulin-requiring people with diabetes (PWD) by utilizing advanced adaptive closed-loop algorithms to simplify and improve the treatment of their disease. The iLet Bionic Pancreas is the first FDA-cleared insulin delivery device that autonomously determines every insulin dose and offers the potential to substantially improve overall outcomes across broad populations of PWD. To learn more, visit www.betabionics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of Beta Bionics, Inc. (the “Company”) regarding its clinical and regulatory development plans for the iLet and other product candidates; the markets and market opportunities for the iLet, the bihormonal system and other product candidates, if approved; the timing, likelihood or success of its business strategy, including commercialization and its multi-channel reimbursement strategy, as well as plans and objectives of management for future operations; its anticipated growth and other measures of future operating results and financial performance, including 2026 full year guidance regarding revenue, new patient starts through the PBP channel and gross margin; the design, results and timing of its research and development efforts and feasibility trials for the bihormonal system in development; and its ability to grow its leadership in the durable insulin pump market while advancing its pipeline initiatives, with the potential to revolutionize care for people with diabetes in the years to come. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties, including business, regulatory, economic and competitive risks and uncertainties about the Company, including, without limitation, risks inherent in developing product candidates, future results from the Company’s ongoing and future studies and clinical trials, the Company’s ability to obtain adequate financing to fund its product development and other expenses, risks that real-world data or future results may not be consistent with interim, initial or preliminary results or results from prior preclinical studies or clinical trials, trends in the industry, the Company’s relationships with its existing and future collaboration partners, the legal and regulatory framework for the industry, future expenditures and the potential impacts of global macroeconomic conditions. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. The actual results may vary from the anticipated results and the variations may be material. Other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Beta Bionics, Inc.
Statements of Operations and Comprehensive Loss (unaudited)
Table A

(In thousands, except number of shares and per share data)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Net sales	$32,121	$20,440	$100,251	$65,124
Cost of sales	13,177	8,751	44,714	29,236
Gross profit	18,944	11,689	55,537	35,888
Gross margin	59.0%	57.2%	55.4%	55.1%
Operating expenses:
Research and development	10,131	9,214	34,789	26,184
Sales and marketing	16,334	10,804	61,404	37,086
General and administrative	8,603	4,708	31,025	17,869
Total operating expenses	35,068	24,726	127,218	81,139
Loss from operations	(16,124)	(13,037)	(71,681)	(45,251)
Other income (expense):
Interest income	2,658	951	10,932	3,909
Other income (expense), net	—	—	(1)	(2)
Change in fair value of warrant liabilities	—	(6,022)	(12,450)	(13,412)
Total other income (expense), net	2,658	(5,071)	(1,519)	(9,505)
Net loss	$(13,466)	$(18,108)	$(73,200)	$(54,756)
Other comprehensive income (loss):
Unrealized gain (loss) on short-term and long-term investments	49	7	338	(72)
Comprehensive loss	$(13,417)	$(18,101)	$(72,862)	$(54,828)
Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(2.72)	$(1.81)	$(8.60)
Weighted-average common shares outstanding, basic and diluted	44,194,535	6,665,565	40,529,051	6,365,064

Beta Bionics, Inc.
Balance Sheets (unaudited)
Table B

(In thousands, except number of shares)			Year Ended December 31,
			2025	2024
Assets
Current assets:
Cash and cash equivalents			$31,576	$30,432
Restricted cash, current			100	—
Short-term investments			187,549	73,143
Accounts receivable, net			17,118	11,996
Inventories, net			21,722	13,320
Prepaid expenses and other current assets			9,840	4,032
Total current assets			267,905	132,923
Property and equipment, net			8,600	4,776
Operating lease right-of-use asset			6,627	6,645
Restricted cash, noncurrent			—	100
Deferred offering costs			—	5,051
Long-term investments			45,431	—
Other long-term assets			180	150
Total assets			$328,743	$149,645

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable			$4,998	$2,852
Accrued expenses and other current liabilities			22,431	15,828
Operating lease liabilities			1,938	1,529
Deferred revenue			1,557	939
Total current liabilities			30,924	21,148
Operating lease liabilities, net of current portion			5,365	5,726
Deferred revenue, net of current portion			3,297	1,860
Warrant liabilities			—	44,898
Other long-term liabilities			1,547	—
Total liabilities			41,133	73,632
Commitments and contingencies
Convertible preferred stock (Series A, A-2, B, B-2, C, D and E), par value of $0.0001 per share; no and 34,966,547 shares authorized at December 31, 2025 and December 31, 2024, respectively; no and 17,228,954 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively; liquidation preference of $0 and $355,162 at December 31, 2025 and December 31, 2024, respectively			—	321,373
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2025 and 2024			—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized; 44,360,873 and 6,667,793 issued and outstanding at December 31, 2025 and 2024, respectively			4	1
Additional paid-in capital			657,140	51,311
Accumulated other comprehensive income			403	65
Accumulated deficit			(369,937)	(296,737)
Total stockholders’ equity (deficit)			287,610	(245,360)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)			$328,743	$149,645

Beta Bionics, Inc.
Net Sales by Channel (unaudited)
Table C

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
DME channel:
iLet(1)	$14,838	$13,512	$52,055	$46,617
Single-use products	7,496	4,449	23,765	12,189
Total DME channel	22,334	17,961	75,820	58,806

PBP channel:
iLet(1)	(167)	351	692	2,099
Single-use products	9,954	2,128	23,739	4,219
Total PBP channel	9,787	2,479	24,431	6,318
Total net sales	$32,121	$20,440	$100,251	$65,124
(1)iLet includes the over-time recognition software updates and mobile app access.

Beta Bionics, Inc.
Key Business Metrics (unaudited)
Table D

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
New patient starts(1)	5,592	4,084	19,713	12,994
New patient starts from MDI as a percentage of total new patient starts	69%	70%	70%	69%
Installed customer base(2)	35,011	15,298	35,011	15,298
(1)In the year ended December 31, 2024 a high-single digit percentage of our new patient starts were reimbursed through the PBP channel. In the year ended December 31, 2025 a high-20s percentage of our new patient starts were reimbursed through the PBP channel. In the fourth quarter of 2025 a low-30s percentage of our new patient starts were reimbursed through the PBP channel.
(2)The installed customer base represents all new patient starts, over a rolling four-year period basis. This period reflects our in-warranty customer base under the typical four-year reimbursement cycle and helps us understand the total number of patients using the iLet.

Beta Bionics, Inc.
Reconciliation of GAAP versus Non-GAAP Financial Results (unaudited)
Table E

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(13,466)	$(18,108)	$(73,200)	$(54,756)
Add:
Depreciation expense	537	232	1,573	1,151
Stock-based compensation expense	4,303	1,551	16,384	6,384
Interest income	(2,658)	(951)	(10,932)	(3,909)
Income tax expense (benefit)	—	—	1	2
Litigation settlement and other related expense	210	—	410	—
Other non-recurring	562	—	562	—
Change in fair value of warrant liabilities	—	6,022	12,450	13,412
Adjusted EBITDA	$(10,512)	$(11,254)	$(52,752)	$(37,716)

Investor Relations:
Blake Beber
Head of Investor Relations
ir@betabionics.com

Media and Public Relations:
Karen Hynes
Vice President of Marketing
media@betabionics.com

Source: Beta Bionics, Inc.